Exhibit 3.2

Amphitrite Digital
Incorporated

General
By-Laws

Bringing Digital Technology to the Tour Activity Operator Industry.

Prepared By:

Scott A. Stawski

Chairman of the Board and Chief Revenue Officer

Phone 214.585.9585

Email scott@amphitritedigital.com

www.amphitritedigital.com

GENERAL BY-LAWS OF AMPHITRITE DIGITAL

TABLE OF CONTENTS

i

BY-

LAWS OF

AMPHITRITE DIGITAL

ARTICLE I
OFFICES

1.1. Registered Office. The head office of the Corporation shall be in St. Thomas in the Territory of the United States Virgin Islands or elsewhere in the United States as may be determined from time to time by by-law of the Corporation pursuant to the applicable provisions of Chapter 1, Title 13, of the Virgin Islands Code, relating to Corporations and the regulations issued thereunder (the “Act”).

1.2. Registered Agent. Until changed by the Board of Directors, the registered agent of the Company shall be BOLTNAGI, PC (the “Registered Agent”), a corporation organized and existing under the laws of the Territory of the United States Virgin Islands with its head office located at Merchants Financial Center, 4068 Tutu Park Mall, Suite 202, St Thomas, United States Virgin Islands, 00802.

1.3. Other Offices. The Corporation may also have offices at such other places, both within and without the Territory of the United States Virgin Islands, as the Board of Directors may from time to time determine or the business of the Corporation may require.

1.4. Corporate Seal. The Corporation may have a seal, and such seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Any officer of the Corporation will have authority to affix the seal to any document requiring it. The corporate seal shall have inscribed thereon the name of Amphitrite Digital Incorporated referred here to as the “Corporation”.

ARTICLE II
SHAREHOLDERS

2.1. Place of Meetings. All meetings of the shareholders for the election of Directors will be held at such place, within or without the Territory of the United States Virgin Islands, as may be fixed from time totime by the Board of Directors. Meetings of shareholders for any other purpose may be held at such time and place, within or without the Territory of the United States Virgin Islands, as may be stated in the notice of the meeting or in a duly executed waiver of notice thereof. The Board of Directors may determine that any meeting may be held solely by means of remote communication in accordance with United States Virgin Islands law.

2.2. Fiscal Year and Time of Annual Meeting. The fiscal year of the Corporation shall end on the last day of December in each year and the annual meeting of the Shareholders (the “Annual Meeting”) shall be held in the United States Virgin Islands within the three months following in such place and at such time and date as shall be designated by the Board of Directors.

The Board of Directors may resolve that a particular meeting of Shareholders be held outside the United States Virgin Islands from time to time.

2.3. Annual Meeting. At each Annual Meeting the Voting Members shall:

(a)	elect a Board of Directors as hereinafter set out;

(b)	shall receive the financial statements of the Corporation and the report of the auditors and appoint an auditor to audit the accounts of the Corporation to hold office until the next Annual Meeting;

(c)	receive other reports of the Officers and Directors of the Corporation as appropriate;

(d)	transact such other business as may properly be brought before the meeting.

2.4. List of Shareholders. Not later than the 11th day before the date of each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of voting shares registered in the name of each, will be prepared by the officer or agent having charge of the stock transfer books. Such list will be kept on file at the registered office of the Corporation for a period of ten (10) days prior to such meeting and will be subject to inspection by any shareholder at any time during usual business hours. Alternatively, the list of the shareholders may be kept on a reasonably accessible electronic network, if the information required to gain access to the list is provided with the notice of the meeting. This Section does not require the Corporation to include any electronic contact information of any shareholder on the list. If the Corporation elects to make the list available on an electronic network, the Corporation shall take reasonable steps to ensure that the information is available only to shareholders of the Corporation. Such list will be produced and kept open at the time and place of the meeting during the whole time thereof, and will be subject to the inspection of any shareholder who may be present. If the meeting is held by means of remote communication, the list must be open to the examination of any shareholder for the duration of the meeting on a reasonably accessible electronic network, and the information required to access the list must be provided to shareholders with the notice of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer book or to vote at any such meeting of shareholders.

2.5. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by law, the Articles of Incorporation or these By-laws, may be called by the Chairman or the Board of Directors, or will be called by the President or Secretary at the request in writing of the holders of not less than fifty percent (50%) of all the shares issued, outstanding and entitled to vote. Such request will state the purpose or purposes of the proposed meeting. Business transacted at all special meetings will be confined to the purposes stated in the notice of the meeting unless all shareholders entitled to vote are present and consent.

2.6. Notice. Written or printed notice stating the place, day and hour of any meeting of the shareholders the means of any remote communications by which shareholders may be considered present and may vote at the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, will be delivered not less than ten nor more than sixty days before the date of the meeting, either personally, by electronic transmission or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at the meeting. If mailed, such notice will be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

2.7. Quorum. With respect to any matter, the presence in person or by proxy of the holders of a majority of the shares entitled to vote on that matter will be necessary and sufficient to constitute a quorum for the transaction of business except as otherwise provided by law, the Articles of Incorporation or these By-laws. If, however, such quorum is not present or represented at any meeting of the shareholders, the shareholders entitled to vote there at, present in person or represented by proxy, will have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each shareholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.

2.8. Voting. When a quorum is present at any meeting of the Corporation’s shareholders, the vote of the holders of a majority of the shares entitled to vote that are actually voted on any question brought before the meeting will be sufficient to decide such question; provided that if the question is one upon which, by express provision of law, the Articles of Incorporation or these By-laws, a different vote is required, such express provision shall govern and control the decision of such question.

2.9. Method of Voting. Each outstanding share of the Corporation’s capital stock, regardless of class or series, will be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or series are limited or denied by the Articles of Incorporation, as amended from time to time. At any meeting of the shareholders, every shareholder having the right to vote will be entitled to vote in person or by proxy executed in writing by such shareholder and bearing a date not more than 11 months prior to such meeting, unless such instrument provides for a longer period. A telegram, telex, cablegram or similar transmission by the shareholder, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the shareholder, shall be treated as an execution in writing for purposes of the preceding sentence. Any electronic transmission must contain or be accompanied by information from which it can be determined that the transmission was authorized by the shareholder. Each proxy will be revocable unless expressly provided therein to be irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. Such proxy will be filed with the Secretary of the Corporation prior to or at the time of the meeting. Voting for directors will be in accordance with Article III of these By-laws. Voting on any question or in any election may be by voice vote or show of hands unless the presiding officer orders or any shareholder demands that voting be by written ballot.

2.10. Record Date; Closing Transfer Books. The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such record date to be not less than ten nor more than sixty days prior to such meeting, or the Board of Directors may close the stock transfer books for such purpose for a period of not less than ten nor more than sixty days prior to such meeting. In the absence of any action by the Board of Directors, the date upon which the notice of the meeting is mailed will be the record date.

2.11. Action Without Meeting.

(a) Any action required by law to be taken at a meeting of the shareholders, and/or any action that may be taken at a meeting of the shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

(b) Every written consent of the shareholders shall bear the date of signature of each shareholder who signs the consent. No written consent shall be effective to take the action that is the subject of the consent unless, within sixty (60) days after the date of the earliest dated consent delivered to the Corporation as provided below, a consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of the shareholders are recorded. Such delivery shall be made by hand or by certified or registered mail, return receipt requested, and in the case of delivery to the Corporation’s principal place of business, shall be addressed to the President of the Corporation.

(c) A telegram, telex, cablegram or similar transmission by a shareholder, or a photographic, photostatic, facsimile or other similar reproduction of a writing signed by a shareholder, shall be regarded as signed by the shareholder for the purposes of this Section. A telegram, telex, cablegram, or other electronic transmission by a shareholder consenting to an action to be taken is considered to be written, signed, and dated for the purposes of this Section if the transmission sets forth or is delivered with information from which the Corporation can determine that the transmission was transmitted by the shareholder and the date on which the shareholder transmitted the transmission. The date of transmission is the date on which the consent was signed. Consent given by telegram, telex, cablegram, or other electronic transmission may not be considered delivered until the consent is reproduced in paper form and the paper form is delivered to the Corporation at its registered office in this state or its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of shareholder meetings are recorded. Notwithstanding Subsection (b) of this Section, consent given by telegram, telex, cablegram, or other electronic transmission may be delivered to the principal place of business of the Corporation or to an officer or agent of the Corporation having custody of the book in which proceedings of shareholder meetings are recorded to the extent and in the manner provided by resolution of the Board of Directors of the Corporation. Any photographic, photostatic, facsimile, or similarly reliable reproduction of a consent in writing signed by a shareholder may be substituted or used instead of the original writing for any purpose for which the original writing could be used, if the reproduction is a complete reproduction of the entire original writing.

(d) Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.

2.12. Telephone or Remote Communication Meetings. Shareholders may participate in and hold a meeting by means of conference telephone or similar other means of remote communication equipment by means of which all persons participating in the meeting can communicate with each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened if (i) the Corporation implements reasonable measures to verify that each person considered present and permitted to vote at the meeting by means of remote communication is a shareholder and (ii) the Corporation maintains a record of any shareholder vote or other action taken at the meeting by means of remote communication.

2.13. Error or Omission. No error or omission in giving notice of any members’ meeting or any adjourned meeting thereof shall invalidate such meeting or make void any proceedings taken there at and any member may at any time waive notice of any such meeting and may ratify, approve and confirm any or all proceedings taken or had there at. For the purpose of sending notice to any member, Director or Officer for any meeting or otherwise, the address of the member, Director or Officer shall be his, her or its last address recorded on the books of the Corporation.

2.14. Rules. The conduct of meetings shall be in accordance with Robert’s Rules of Order.

ARTICLE III
BOARD OF DIRECTORS

3.1. Management. The business and affairs of the Corporation will be managed by or under the direction of the Board of Directors, who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Articles of Incorporation or these By- laws directed or required to be exercised or done by the shareholders.

3.2. Determination of Number of Directors. Notwithstanding any other provision of this By-law, the property and business of the Corporation shall be managed by a Board consisting of not less than six and not more than nine Directors comprising those Directors and Ex-Officio Directors referenced in this Article. Notwithstanding any other provision of this By-law, provided that the minimum number of such Directors exists following an Annual Meeting, a Board shall be deemed to have been constituted pursuant here to.

3.3. Qualification; Election; Term. None of the Directors need be a shareholder of the Corporation or a resident of the Territory of the United States Virgin Islands. The Directors will be elected by plurality vote at the annual meeting of the shareholders, except as hereinafter provided. Each Company Officer will hold the position of Director until whichever of the following occurs first: his/her successor to the office is elected and qualified, his/her resignation, or his/her removal from office by the shareholders or his/her death. All non-Officer Directors will have a term of two years.

3.4. Directors Re-Election. Directors are eligible for re-election to the Board of Directors for a second, third, fourth and fifth term but, after five consecutive terms, must retire. This provision does not apply to Directors who also serve as Officers of the Corporation. Following one year’s retirement, a Director, ineligible by virtue of this Article, shall again be eligible for re- election. The limitations imposed by Article 3.4 shall not apply to Directors appointed or elected pursuant to Article 3.5.

3.5. Chairman Ex-officio Director. Notwithstanding anything in Article 3.4 above, the Chairman upon completion of his or her elected term of office, shall become Immediate Past Chairman and Ex-officio Director for a term of one year. The Immediate Past Chairman shall be an Ex-officio Director, shall provide the Board and the Officers with the benefit of his or her advice when requested and shall perform such other duties as the Board may from time to time require. The Immediate Past Chairman shall hold such office and be an Ex-officio Director for a term of one year, provided that if an incumbent Chairman is re-elected, the incumbent Immediate Past Chairman shall hold such office and remain an Ex-officio Director for a further term of one year, and this process shall be repeated, if necessary.

3.6. Vacation of Office. Any vacancy occurring in the Board of Directors may be filled by an affirmative vote of at least a majority of the remaining Directors though less than a quorum of the Board of Directors. The office of Director shall be automatically vacated:

a)	upon written resignation delivered to the Secretary,

b)	if he or she is found to be a lunatic or becomes of unsound mind;

c)	if he or she becomes bankrupt or suspends payment or compounds with his or her creditors;

d)	if he or she is convicted of a felony or is found in violation of any rule or regulation of the Securities and Exchange Commission;

e)	if at a general meeting of Shareholders a resolution is passed by majority vote that he or she be removed from office with or without cause; or

f)	upon death.

3.7. Vacancies to be Filled. Any vacancy occurring in the Board of Directors by death, resignation, removal or otherwise may be filled by an affirmative vote of at least a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy will be elected for the unexpired term of his/her predecessor in office. A directorship to be filled by reason of an increase in the number of Directors may be filled by the Board of Directors for a term of office only until the next election of one or more Directors by the shareholders.

3.8. Place of Meetings. Meetings of the Board of Directors, regular or special, may be held at such place within or without the Territory of the United States Virgin Islands as may be fixed from time to time by the Board of Directors.

3.9. Annual Meeting. The first meeting of each newly elected Board of Directors will be held without further notice immediately following the annual meeting of shareholders and at the same place, unless by unanimous consent, the Directors then elected and serving shall change such time or place.

3.10. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as is from time to time determined by resolution of the Board of Directors.

3.11. Special Meetings. Special meetings of the Board of Directors may be called by the Chairmans on oral or written notice to each Director, given either personally, by telephone, by telegram or by mail; special meetings will be called by President in like manner and on like notice or on the written request of at least two Directors. Except as may be otherwise expressly provided by law, the Articles of Incorporation,or these By-laws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in a notice or waiver of notice.

3.12. Quorum. At all meetings of the Board of Directors the presence of a majority of the number of Directors then in office will be necessary and sufficient to constitute a quorum for the transaction of business, and the affirmative vote of at least a majority of the Directors present at any meeting at which there is a quorum will be the act of the Board of Directors, except as may be otherwise specifically provided by law, the Articles of Incorporation or these By-laws. If a quorum is not present at any meeting of the Board of Directors, the Directors present there at may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum is present.

3.13. Interested Directors. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of the Corporation’s Directors or officers are Directors or officers or have a financial interest, will be void or voidable solely for this reason, solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because his/her votes are counted for such purpose, if: (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum, (ii) the material facts as to his/her relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

3.14. Committees. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate from among its members one or more committees, each of which shall be comprised of one or more of its members, and may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the Board of Directors, replace absent or disqualified members at any meeting of that committee. Any such committee, to the extent provided in such resolution of the Board of Directors, shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the Corporation except where the action of the full Board of Directors is required or where the authority of such committee is limited by statute. The number of members on each committee may be increased or decreased from time to time by resolution of the Board of Directors. Any member of any committee may be removed from such committee at any time by resolution of the Board of Directors. Vacancies in the membership of a committee (whether by death, resignation, removal or otherwise) may be filled by resolution of the Board of Directors. The time, place and notice (if any) of meetings of any committee shall be determined by such committee. At meetings of any committee, a majority of the number of members of such committee shall constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee, except as otherwise specifically provided by statute, the Articles of Incorporation, or these by-laws. If a quorum is not present at a meeting of any committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. Each committee shall keep regular minutes of its proceedings and report the same to the Board when required. The designation of any such committee of the Board of Directors and the delegation there to of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

3.15. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee of the Board of Directors may be taken without such a meeting if a consent or consents in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or such committee, as the case may be. A telegram, telex, cablegram, or other electronic transmission by a director consenting to an action to be taken and transmitted by a director is considered written, signed, and dated for the purposes of this article if the transmission sets forth or is delivered with information from which the Corporation can determine that the transmission was transmitted by the director and the date on which the director transmitted the transmission. Such consent shall have the same force and effect as a unanimous vote at a meeting of the Board of Directors or the committee, as the case may be, duly called and held.

3.16. Compensation of Directors. Directors will receive such compensation for their services and reasonable reimbursement for their expenses as the Board of Directors, by resolution, may establish; provided that nothing herein contained will be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. All direct out-of-pocket expenses by Officers and Directors will be reimbursed provided these fall within guidelines set out by the Board of Directors from time to time.

3.17. Advisory Board. Advisory Directors may be appointed by the Board of Directors to serve on such terms as the Board of Directors deems appropriate. No person shall serve as an Advisory Director without having first entered into an agreement with the Corporation satisfactory in form to the Board of Directors, evidenced by their written resolution, requiring that the Advisory Director (i) not use any such proprietary and/or confidential information to the detriment of the Corporation; and (ii) disclose any direct or indirect interest he or she may have in any proposed contract or transaction with the Corporation. Each Advisory Director shall be considered an independent contractor of the Corporation and shall have no liability or duty to the Corporation beyond that created by his or her agreement with the Corporation. Advisory Directors shall serve solely as consultants to the Board of Directors based on their business or technical expertise, and shall have no duties with respect to the management of the Corporation, nor any authority to bind the Corporation or act on its behalf.

ARTICLE IV
NOTICE

4.1. Form of Notice. Whenever by law, the Articles of Incorporation or these By-laws, notice is to be given to any director, committee member or shareholder, and no provision is made as to how such notice is to be given, such notice may be given: (i) in writing, by mail, postage prepaid, addressed to such director, committee member or shareholder at such address as appears on the books of the Corporation or (ii) in any other method permitted by law. Any notice required or permitted to be given by mail will be deemed to be given at the time the same is deposited in the United States mail. Notice to directors, committee members or shareholders may also be given by nationally recognized overnight delivery or courier service, or telegram, and shall be deemed given when such notice shall be received by the proper recipient or, if earlier, (i) in the case of an overnight delivery or courier service, one (1) day after such notice is sent by such overnight delivery or courier service and (ii) in the case of telegraph, when deposited at a telegraph office for transmission and all appropriate fees therefor have been paid. On consent of a shareholder, director or committee member, notice from the Corporation may be given to the shareholder, director or committee member by electronic transmission. The shareholder, director or committee member may specify the form of electronic transmission to be used to communicate notice. The shareholder, director or committee member may revoke this consent by written notice to the Corporation. The consent is deemed to be revoked if the Corporation is unable to deliver by electronic transmission two consecutive notices, and the person responsible for delivering notice on behalf of the Corporation knows that delivery of these two electronic transmissions was unsuccessful. The inadvertent failure to treat the unsuccessful transmissions as a revocation of consent does not invalidate a meeting or other action. Notice by electronic transmission is deemed given when the notice is (i) transmitted to a facsimile number provided by the shareholder, director or committee member for the purpose of receiving notice; (ii) transmitted to an electronic mail address provided by the shareholder, director or committee member for the purpose of receiving notice; (iii) posted on an electronic network and a message is sent to the shareholder, director or committee member at the address provided by the shareholder, director or committee member for the purpose of alerting the shareholder, director or committee member of a posting; or (iv) communicated to the shareholder, director or committee member by any other form of electronic transmission consented to by the shareholder, director or committee member.

4.2. Waiver. Whenever any notice is required to be given to any shareholder or Director of the Corporation as required by law, the Articles of Incorporation or these By-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated in such notice, will be equivalent to the giving of such notice. Attendance of a shareholder or Director at a meeting will constitute a waiver of notice of such meeting, except where such shareholder or Director attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. The business to be transacted at a regular or special meeting of the shareholders, directors, or members of a committee of directors or the purpose of a meeting is not required to be specified in a written waiver of notice or a waiver by electronic transmission unless required by the Articles of Incorporation.

ARTICLE V
OFFICERS AND AGENTS

5.1. In General. The officers of the Corporation will be elected by the Board of Directors and will be a President, Treasurer and a Secretary. The Board of Directors may also elect a Chairman of the Board, Vice Chairman of the Board and Executive Vice Presidents. Any two or more offices may beheld by the same person. Unless otherwise agreed by the Board of Directors, each Officer of the Company will commit to spending his/her full time on the affairs of the Company.

5.2. Election. The Board of Directors, at its first meeting after each annual meeting of shareholders, will elect the Officers, none of whom need be a member of the Board of Directors.

5.3. Other Officers and Agents. The Board of Directors may also elect and appoint such other officers and agents as it deems necessary, who will be elected and appointed for such terms and will exercise such powers and perform such duties as may be determined from time to time by the Board.

5.4. Compensation. The compensation of all officers and agents of the Corporation will be fixed by the Board of Directors or any committee of the Board, if so authorized by the Board.

5.5. Term of Office and Removal. Each officer of the Corporation will hold office until his death, his resignation or removal from office, or the election and qualification of his successor, whichever occurs first. Any officer or agent elected or appointed by the Board of Directors may be removed at any time, for or without cause, by the affirmative vote of a majority of the entire Board of Directors, but such removal will not prejudice the contract rights, if any, of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

5.6. Employment and Other Contracts. The Board of Directors may authorize any officer or officers or agent or agents to enter into any contract or execute and deliver any instrument in the name or on behalf of the Corporation, and such authority may be general or confined to specific instances. The Board of Directors may, when it believes the interest of the Corporation will best be served thereby, authorize executive employment contracts that will have terms no longer than ten years and contain such other terms and conditions as the Board of Directors deems appropriate. Nothing herein will limit the authority of the Board of Directors to authorize employment contracts for shorter terms.

5.7. Chairman of the Board of Directors. If the Board of Directors has elected a Chairman of the Board, he or she will preside at all meetings of the shareholders and the Board of Directors. Except whereby law the signature of the President is required, the Chairman will have the same power as the President to sign all certificates, contracts and other instruments of the Corporation. During the absence or disability of the President, the Chairman will exercise the powers and perform the duties of the President.

5.8. President. The President will be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, will supervise and control all of the business and affairs of the Corporation. He/she will, in the absence of the Chairman of the Board, preside at all meetings of the shareholders and the Board of Directors. The President will have all powers and perform all duties incident to the office of President and will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe.

5.9. Vice Presidents. Each Vice President will have the usual and customary powers and perform the usual and customary duties incident to the office of Vice President, and will have such other powers and perform such other duties as the Board of Directors or any committee thereof may from time to time prescribe or as the President may from time to time delegate to him/her. In the absence or disability of the President and the Chairman of the Board, a Vice President designated by the Board of Directors, or in the absence of such designation the Vice Presidents in the order of their seniority in office, will exercise the powers and perform the duties of the President.

5.10. Secretary. The Secretary will attend all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. The Secretary will perform like duties for the Board of Directors and committees thereof when required. The Secretary will give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors. The Secretary will keep in safe custody the seal of the Corporation. The Secretary will be under the supervision of the President. The Secretary will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to him/her.

5.11. Treasurer. The Treasurer will have responsibility for the receipt and disbursement of all corporate funds and securities, will keep full and accurate accounts of such receipts and disbursements, and will deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer will render to the Directors whenever they may require it an account of the operating results and financial condition of the Corporation, and will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to him.

5.12. Officer Management and Control. All decisions relating to the management and control of the business of the Company shall be determined by Officers of the Company, provided always that the following matters shall be determined by the Board of Directors:

(a)	any capital expenditures greater than $500,000;

(b)	any unbudgeted expenses greater than $500,000;

(c)	any budgeted expenses greater than $1,000,000;

(d)	the elections of officers of the Company;

(e)	the payment of any cash dividends or stock dividends to Shareholders of the Company;

(f)	the issuance of any unbudgeted debt obligations of the Company greater than $500,000;

(g)	the disposal of the whole or any part of the business, undertaking, or assets of the Company outside the normal course of business of the Company

(h)	the transfer of any un-issued shares of the Company;

(i)	changes or variations in the objects or powers of the Company;

(j)	the liquidation or winding up of the Company;

(k)	the execution of any contract involving a consideration greater than $1,000,000 within the normal course of business;

(l)	the guarantee by the Company of the debts or obligations of any other person, firm or body corporate greater than $500,000;

5.13. Bonding. The Corporation may secure a bond to protect the Corporation from loss in the event of defalcation by any of the officers, which bond may be in such form and amount and with such surety as the Board of Directors may deem appropriate.

ARTICLE VI
CERTIFICATES REPRESENTING SHARES

6.1. Form of Certificates. Certificates, in such form as may be determined by the Board of Directors, representing shares to which shareholders are entitled, will be delivered to each shareholder. Such certificates will be consecutively numbered and entered in the stock book of the Corporation as they are issued. Each certificate will state on the face thereof that the Corporation is organized under the laws of the Territory of the United States Virgin Islands, the holder’s name, the number, class of shares, and the par value of such shares or a statement that such shares are without par value. They will be signed by the President or a Vice President and the Secretary, and may be sealed with the seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent, or an assistant transfer agent or registered by a registrar, either of which is other than the Corporation or an employee of the Corporation, the signatures of the Corporation’s officers may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on such certificate or certificates, ceases to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation or its agents, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

6.2. Lost Certificates. The Board of Directors may direct that a new certificate be issued in place of any certificate there tofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost or destroyed certificate, or his legal representative, to advertise the same in such manner as it may require and/or to give the Corporation a bond, in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed. When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the Corporation within a reasonable time after such holder has notice of it, and the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the Corporation forthe transfer of a new certificate.

6.3. Transfer of Shares. Shares of stock will be transferable only on the books of the Corporation by the holder thereof in person or by such holder’s duly authorized attorney. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it will be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate to the person entitled there to, cancel the old certificate and record the transaction upon its books.

6.4. Registered Shareholders. The Corporation will be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by law.

ARTICLE VII
GENERAL PROVISIONS

7.1. Banking. There shall be kept, in such bank or banks (including trust companies) as may be determined by the Board of Directors, bank accounts of the Company in which shall be deposited all monies received by the Company in the course of carrying on business from time to time. All payments on account of the Company shall be made by checks drawn on the bank account and all checks, drafts or other instruments drawn and made for the purposes of the business of the Company shall be executed by such directors, officers or employees as may from time to time be authorized so to do by the Board of Directors. Authorized banking limits for withdrawals and payments will be established by the Treasurer except as follows:

(a)	Withdrawals or Payments Exceeding $100,000 must be authorized by the Treasurer

(b)	Withdrawals or Payments Exceeding $250,000 must be dually authorized by the Treasurer and the President

(c)	Withdrawals or Payments Exceeding $500,000 must be authorized by the Treasurer and Chairman

(d)	Withdrawals or Payments Exceeding $1,000,000 must be authorized by the Chairman and a non-Officer Director of the Company

(e)	Notwithstanding the controls above, in the event that one individual holds permanently or temporarily two offices required for authorization, withdrawal and payment authorization will move to the next higher level of control

7.2. Dividends. Dividends upon the outstanding shares of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, in property, or in shares of the Corporation, subject to the provisions of the Articles of Incorporation. The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to receive payment of any dividend, such record date to be not more than sixty days prior to the payment date of such dividend, or the Board of Directors may close the stock transfer books for such purpose for a period of not more than sixty days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring such dividend will be the record date.

7.3. Reserves. There may be created by resolution of the Board of Directors out of the surplus of the Corporation such reserve or reserves as the Directors from time to time, in their discretion, deem proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the Directors may deem beneficial to the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created. Surplus of the Corporation to the extent so reserved will not be available for the payment of dividends or other distributions by the Corporation.

7.4. Telephone and Similar Meetings. Shareholders, directors and committee members may participate in and hold meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Participation in such a meeting will constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting had not been lawfully called or convened.

7.5. Books and Records. The Corporation will keep correct and complete books and records of account and minutes of the proceedings of its shareholders and Board of Directors, and will keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

7.6. Indemnification. Every Director or Officer of the Corporation or other person who has undertaken or is about to undertake any liability on behalf of the Corporation or any company controlled by it and their heirs, executors and administrators, and estate and effects, respectively, shall from time to time and at all times, be indemnified and saved harmless out of the funds of the Corporation, from and against:

(a)	all costs, charges, and expenses which such Director, Officer or other person sustains or incurs as a result of any action, suit or proceeding which is brought, commenced or prosecuted against him or her in respect of any act, deed, matter or thing whatsoever, made, done or permitted by him or her in or about the good faith execution of the duties of his or her office or in respect of any such liability except such costs, charges or expenses as are occasioned by his or her own willful neglect or default; and

(b)	all other costs, charges, and expenses which he or she sustains or incurs in relation to the affairs thereof, except such costs, charges or expenses as are occasioned by his or her own willful neglect or default.

7.7. Insurance. The Corporation may at the discretion of the Board of Directors purchase and maintain insurance on behalf of the Corporation and any person whom it has the power to indemnify pursuant to law, the Articles of Incorporation, these By-laws or otherwise.

7.8. Resignation. Any director, officer or agent may resign by giving written notice to the President or the Secretary. Such resignation will take effect at the time specified therein or immediately if no time is specified therein. Unless otherwise specified therein, the acceptance of such resignation will not be necessary to make it effective.

7.9. Amendment of By-laws. These By-laws may be altered, amended or repealed at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the Directors present at such meeting.

7.10. Invalid Provisions. If any part of these By-laws is held invalid or inoperative for any reason, the remaining parts, so far as possible and reasonable, will be valid and operative.

7.11. Relation to Articles of Incorporation. These By-laws are subject to, and governed by, the Articles of Incorporation.

IN WITNESS WHEREOF, the incorporators on behalf of the Company have approved and executed these By- laws on April 28, 2022.

/s/ Scott Stawski	/s/ Hope Stawski
Authorized Signature	Authorized Signature

Scott Stawski, Chairman	Hope Stawski, President
Print Name and Title	Print Name and Title

It is hereby certified by the undersigned that the foregoing Shareholders Agreement was duly passed by the Board of Directors of the above-named Company on the 2nd day of May 2022, in accordance with the Memorandum or By- Laws and Articles of Incorporation of the Company and the laws and by-laws governing the Company and that the said resolution has been duly recorded in the Minute Book and is in full force and effect.

/s/ Patrick Mullett
Patrick Mullett, Secretary